Exhibit 99.1

Dollar Tree, Inc. Names Michael Creedon
as Chief Operating Officer

CHESAPEAKE, Va.--September 26, 2022--Dollar Tree, Inc. (NASDAQ: DLTR) today announced a key executive leadership addition, as Michael Creedon, Jr. will be joining the organization as Chief Operating Officer.

“I am extremely pleased to announce that Mike Creedon will be joining the Dollar Tree team as our new Chief Operating Officer. Mike’s impressive career in retail is rooted in a deep knowledge and understanding of his customers,” stated Mike Witynski, President and Chief Executive Officer. “Mike will be instrumental in driving the execution of our strategy, and a key leader supporting our culture transformation in Dollar Tree, Family Dollar and Dollar Tree Canada stores.”

Mr. Creedon joined Advance Auto Parts in December 2013, was Executive Vice President, U.S. Stores since March 2021. Previously, he was President, U.S. Stores from 2020 to 2021, as well as Division President for the company’s North Division, including Autopart International, from 2017 to 2020 and President, Autopart International, a wholly-owned subsidiary of Advance, from 2013 to 2017.

Prior to joining Advance, Mr. Creedon served as Vice President and General Manager of Sensormatic, LLC – North America Sales and Operations from 2010 to 2013. Sensormatic is the retail security division of Tyco International (U.S.), Inc. Prior to his role with Sensormatic, Mike served in multiple leadership roles within Tyco International and ADT Security, another division of Tyco. He earned his bachelor’s degree from Middlebury College and a Finance certificate from the Chicago Graduate School of Business.

“I look forward to joining the Dollar Tree organization at this key stage in its transformation. We will be committed to improving the in-store experience for our shoppers, as Dollar Tree and Family Dollar are well-positioned to be a critical solve for the millions of households dealing with historic inflation,” said Creedon. “My team will be focused on improving operational processes and efficiencies to better support our store associates and field leaders, and the customers they serve. We will be focused on recruiting, training and retaining key retail associates and help them build their careers at Dollar Tree.”

“With Mike Creedon’s arrival and our recent appointments of Jeff Davis, Bobby Aflatooni, Larry Gatta and John Flanigan, we are truly building a world class retail leadership team that will help to accelerate the growth of the Company. In the coming months, I will continue to fill key roles and announce new executive team members. We have a bright future and it is an exciting time to be part of Dollar Tree!” added Witynski.

About Dollar Tree, Inc.

Dollar Tree, a Fortune 200 Company, operated 16,231 stores across 48 states and five Canadian provinces as of July 30, 2022. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com or www.FamilyDollar.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements concerning our plans and expectations regarding the hiring of Mr. Creedon as our Chief Operating Officer; the expected impact of our executive leadership changes on our business; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 15, 2022, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com
DLTR-G